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                                                                    EXHIBIT 10.4


                                     FORM OF
                               FINANCING AGREEMENT

         This FINANCING AGREEMENT (the "Agreement") is dated as of June __, 1996 among CENTRAL FINANCIAL ACCEPTANCE CORPORATION, a Delaware corporation ("Central"), BANNER'S CENTRAL ELECTRIC, INC., a California corporation ("Banner"), and BANNER HOLDINGS, INC., a Delaware corporation ("Holdings").

         WHEREAS, concurrently herewith, Central, Banner and Holdings have entered into a Reorganization Agreement dated as of the date hereof pursuant to which Central will acquire the consumer finance business of Holdings and Banner (the "Reorganization");

         WHEREAS, Central has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the issuance and sale by Central of up to 2,127,000 shares of its common stock, par value of $.01 per share;

         WHEREAS, concurrently herewith, Central, Banner and Holdings have entered into various additional agreements for the purpose of defining the ongoing relationship among the parties following the Reorganization;

         WHEREAS, as an integral part of the Reorganization, Banner desires to grant Central the exclusive right to purchase consumer finance receivables ("Consumer Finance Receivables") generated by sales of merchandise at Banner stores, whether now in existence or hereafter opened (the "Banner Stores").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties agree as follows:

         1.  Exclusive Right to Purchase Consumer Finance
Receivables.

         (a) Exclusive Right. Banner hereby grants to Central the exclusive right, at the Company's option, (i) to purchase Consumer Finance Receivables originated by Banner for sales of merchandise at Banner Stores, or (ii) to provide financing directly to Banner's customers for sales of merchandise at Banner Stores. Banner agrees that, so long as Banner originates Consumer
Finance Receivables, it will not offer any consumer financing except on such terms, conditions and according to such underwriting criteria as may be directed by Central from time to time, and, if Central shall originate Consumer Finance Receivables directly to Banner's customers, Banner agrees that it will not offer any consumer financing without the prior written consent of Central.

         (b) Transaction Fees. As long as Banner shall originate Consumer Finance Receivables, Central shall have the right to purchase such receivables at face value less a 1.6% transaction fee, or, if Central shall originate such receivables, Banner shall pay Central a transaction fee equal to 1.6% of the face value each such Consumer Finance Receivable.

         (c) Floor Space. In consideration of Central's provision of products and financial services, including check cashing, travel, insurance agency services and small loans at certain Banner locations, Banner agrees to provide Central at no charge, such amount of space at Banner Stores as Central may from time to time reasonably request.
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         2.  Term.  This Agreement shall be in effect for a period of 15 years from the date hereof, subject to termination by Central upon one year's prior written notice.

         3. Independent Parties. The parties are independent parties engaged in the operation of their respective businesses. No party has the authority to enter into contracts or assume any obligations for any other party or is to be considered as the agent or employee of any other party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers among the parties.

         4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties.

         5. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the appropriate party at 5480 East Ferguson Drive, Commerce, California 90022, Attention: Secretary, or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

         6. Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of law.

         7. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

         8. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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         10. Headings.  Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                      By
                                        ----------------------------------------
                                        Gary M. Cypres
                                        Chief Executive Officer and President


                                      BANNER'S CENTRAL ELECTRIC, INC.


                                      By
                                        ----------------------------------------
                                        Gary M. Cypres
                                        Chief Executive Officer and President


                                      BANNER HOLDINGS, INC.


                                      By
                                        ----------------------------------------
                                        Gary M. Cypres
                                        Chief Executive Officer and President



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